LAUREL TRUST COMPANY PRIVATE
                AGREEMENT FOR THE TRANSFER AND REGISTRATION OF
                  STOCK, AND THE DISBURSEMENT OF DIVIDENDS


     THIS AGREEMENT dated as of                           between Laurel Trust
Company ("Trust Company") and NRM Investment Company (the "Issuer").

     WITNESSETH

     WHEREAS, the Issuer desires to appoint Trust Company Transfer Agent, Dividend Disbursing Agent, and Registrar; and

     WHEREAS, the parties desire to set forth their respective rights and obligations concerning this appointment.

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

                                   I. GENERAL

1. Documents to be Filed with Resolution of Appointment

     With a copy of this Agreement executed by a duly authorized officer of the Issuer and the resolutions of Issuer's Board of Directors (in the form annexed hereto) appointing Trust Company as Transfer Agent, Dividend Disbursing Agent and Registrar, and adopting procedures with respect to lost securities, the Issuer shall file with Trust Company:

     (a)  Issuer's complete, current registration statement;

     (b) a specimen share certificate certified by the Secretary or Assistant Secretary of the Issuer to be a specimen of the duly authorized share certificate of the Issuer, and to be the only form of share certificate for the outstanding shares;

     (c) a signature card bearing a list of names and specimen signatures of all officers of the Issuer whose signatures may appear on stock certificates now outstanding, or to be issued, or who are authorized to

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          give instructions to Trust Company as provided in this Agreement;

     (d) an opinion of the Issuer's counsel as to (i) the valid organization and existence of the Issuer, (ii) the due authorization and issuance of the stock for which Trust Company is appointed, (iii) the proper form of the stock certificates under the laws of the state of incorporation, (iv) the due registration of such stock under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, (v) whether there are any restrictions on transfer of Issuer's shares (vi) that no order or consent of a governmental or regulatory authority other than disclosed in the registration statement is required in connection with the issuance of such stock; (vii) whether a prospectus must be delivered in connection with the sale of any of Issuer's shares; (viii) whether Pennsylvania, as the state of incorporation permits the use of facsimile signature by the Transfer Agent and (ix) whether there are transfer taxes associated with the issuance of shares.

     (e) A list of stockholders showing names, addresses, amounts and certificates;

     (f) A certificate of the Secretary or Assistant Secretary of the Issuer; (i) stating that there are no shares of stock of the Issuer outstanding, the transfer of which is restricted by applicable securities laws and regulations, by agreement or (ii) where the opinion of the Issuer's counsel referred to in subparagraph (d) above indicates that a prospectus must be delivered in connection with the issuance of stock, naming the party or parties who will be responsible for the delivery of the prospectus, and undertaking to notify Trust Company in writing in the event any such prospectus ceases to be current under the Securities Act of 1933 or the Investment Company Act of 1940, each as amended.

2. Limit of Authority

     The authority of Trust Company as Transfer Agent or Registrar shall, unless expressly limited by the resolution of appointment or subsequently by corporate action, extend to all of the shares authorized to be issued at the time of such appointment and subsequent thereto. Specifically, as of the date hereof the Issuer has 4,291,307 shares outstanding and has registered an indefinite number of additional shares under Rule 24f-2 of the Securities Act of 1933. The Trust Company's authority extends to outstanding shares and any shares issued pursuant to 24f-2.

3. Death, Resignation or Removal of Officers of Issuer

     Trust Company shall not be charged with notice of any change in the officers of the Issuer until the Issuer gives notice in writing of such change to the Stock Transfer Department of Trust Company.

     In case any officer of the Issuer who shall have signed blank stock (or whose facsimile signature shall have been used) shall die, resign, or be removed prior to the issuance of such certificates, Trust Company, as Transfer Agent and Registrar may issue or register such stock certificates as the stock certificates of the Issuer, notwithstanding such death, resignation or removal, unless specifically directed to the contrary by the Issuer in writing, and the Issuer shall file promptly with Trust Company such approval, adoption, or ratification as may be required by law.

4. Future Amendments of Charter and Bylaws and Registration Statement

     The Issuer will promptly file with Trust Company copies of all amendments to its Certificate of Incorporation, certified by the Secretary of State of the State of Incorporation; to its Bylaws, certified by the Secretary or Assistant Secretary of the Issuer, subsequent to the date of certification of such documents previously filed; and to its registration statement certified to by its counsel.

5. Material Mailed by Trust Company

     Material mailed by Trust Company shall, wherever possible, be designed to suit any mechanical equipment Trust Company employs for mailing purposes.

6. Resignation or Removal

     Trust Company may resign at any time following thirty days written notice by mailing, postage prepaid, written notice of such resignation to the Issuer at its last known address, and thereupon its duties as Transfer Agent and Registrar shall cease. Trust Company may at any time, by a resolution of the Board of Directors of the Issuer, be removed as Transfer Agent and

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Registrar, such removal to become effective upon receipt by Trust Company of a certified copy of such resolution and upon the payment of all amounts due Trust Company in connection with such agency. Upon resignation or removal, Trust Company may, to the extent permitted by law, deliver to its successor or to the Issuer its records as agent. If the Issuer made prepayments, they shall be apportioned to the day of termination and the amount not earned shall be refunded promptly.

7. Limitation of Liability; Indemnification

     Trust Company may, but need not, rely conclusively and act or refuse to act without further investigation upon any list, instruction, certification, authorization, stock certificate, or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed by any duly authorized person or persons, or upon the instruction of any officer of the Issuer or the advice of counsel for the Issuer. Trust Company may make any transfer or registration of certificates for such shares which is believed by it in good faith to be duly authorized or to be required by law or may refuse to make or delay any such transfer or registration if in good faith Trust Company deems such refusal necessary in order to avoid any liability upon either the Issuer or itself. The Issuer shall indemnify and hold harmless Trust Company and, if Trust Company so requests, shall defend Trust Company from and against any and all losses, costs, and expenses including, without limitation, reasonable attorneys' fees, claims, and liability which it may suffer or incur (a) by reason of so relying or acting or refusing to act, (b) by reason of any act or omission of the Issuer and (c) by reason of any non-negligent action or inaction by Trust Company in accordance with this Agreement or in accordance with the provisions of the Uniform Commercial Code or any other applicable statutes.

8. Fees

     In consideration of Trust Company acting as Transfer Agent, Registrar, and Dividend Disbursing Agent, the Issuer shall pay to Trust Company such fees as designated on the standard fee schedule in effect at the time the services are performed.

9. Notices

     Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing and shall be delivered in person or sent by first class mail or overnight delivery to the parties as follows:

     To the Issuer:

           Edward Fackenthal, Esq.
           One Montgomery Plaza, Suite 902
           P.O. Box 751
           Norristown, PA  19404

     To the Trust Company:

           Laurel Trust Company
           551 Main Street
           BT Financial Plaza
           Johnstown, PA  15901

                            II. AS TRANSFER AGENT

1. Original Issue of Share Certificates

     Trust Company will perform such duties as Transfer Agent as designated on Schedule A. Trust Company as Transfer Agent will make original issues of stock certificates upon the written requisition of any authorized officer or create non-certificated accounts for shareholders of the Issuer in accordance with the Issuer's current registration statement, the Securities Act of 1933 and the Investment Act of 1940.

2. Issue, Redemption and Transfer of Stock

     Shares of stock will be issued, redeemed or transferred in compliance with the Investment Company Act of 1940 and the Issuer's registration statement, together with satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes. In its capacity as custodian for the Issuer, Trust

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Company shall calculate the net asset value in accordance with the current registration statement and Rule 2a-4 under the Investment Company Act of 1940 and issue shares or credit accounts or make redemptions in accordance such calculation. The Trust Company shall mail to each shareholder a confirmation of each purchase or redemption. Such confirmation will show the prior share balance, the new share balance, the shares for which certificates are outstanding, the amount invested or redeemed and the price paid for the newly purchased shares or the redemption proceeds for shares redeemed.


3. Transfer of Restricted Stock

     All requests for transfer of shares of stock subject to transfer restrictions under securities laws and regulations or otherwise shall be accompanied by either (a) an opinion of the Issuer's counsel stating that the proposed transfer is exempt from registration requirements of the Securities Act of 1933, as amended, and identifying the facts and the applicable section (and rule, if applicable) of the Act relied upon for such opinion or that the shares have been duly registered (stating the effective date thereof) under the Securities Act of 1933, as amended, or (b) an opinion of other counsel as to the above under cover of a letter from an officer of the Issuer or the Issuer's counsel authorizing Trust Company to make the transfer on the basis of said opinion. Said opinion shall be accompanied by copies of correspondence and documentation relied upon by counsel to express such opinion.

4. Removal of Legend on Restricted Stock

     All requests for removal of legends on shares of stock indicating restrictions on transfer under securities laws and regulations or otherwise shall be accompanied by either (a) an opinion of the Issuer's counsel stating that the shares may be freely sold without registration under the Securities Act of 1933, as amended, and identifying the applicable section (and rule, if applicable) of the Act relied upon for such opinion or (b) an opinion of other counsel as to the above under cover of a letter from an officer of the Issuer or the Issuer's counsel authorizing Trust Company to remove the legend on the basis of said opinion.

5. Lost Stock Certificates

     Trust Company may issue replacement certificates for certificates represented to have been lost, stolen, or destroyed upon the fulfillment of such requirements as shall be deemed appropriate by Trust Company subject at all times to provisions of law of the Bylaws of the Issuer governing such matters and of resolutions adopted by the Issuer with respect to lost securities. Trust Company may issue new certificates in exchange for and upon the cancellation of mutilated certificates.

6. Disposition of Cancelled Certificates; Record Retention

     Trust Company will retain stock certificates that have been cancelled in transfer or in exchange and records of non-certificated accounts and accompanying documentation in accordance with applicable Rules and Regulations of the Securities and Exchange Commission for one calendar year. Upon the expiration of this one-year period, Trust Company will retain the certificates and documentation on microfilm and properly dispose of the originals.

7. Inspection of Stock Books

     In case of any request or demand for the inspection of the stock books of the Issuer or any other books in the possession of Trust Company, Trust Company will endeavor to notify the Issuer and to secure instructions as to permitting or refusing such inspection. Trust Company reserves the right, however, to exhibit the stock books or other books to any person in case it is advised by its counsel that it may be held responsible for its failure to do so.

8. Small Estates

     In the case of small estates where no administration is contemplated, Trust Company may, under an agreement for indemnity acceptable to it and without further approval of the Issuer, redeem shares standing in the name of a decedent where the current value of the shares being transferred does not exceed the amount permitted under applicable state law with respect to small estates or, in the absence of any such law, $2,500 (or any other limit the Issuer regards as appropriate).

                              III. AS REGISTRAR

1. Registration or Original Issue of Stock

     Trust Company will maintain stock registry records in the usual form and will perform such other duties as Registrar as designated on Schedule B. Trust Company, as Registrar, will register original issues of stock upon the presentation to it for that purpose by the authorized Transfer Agent of signed and countersigned stock certificates or stock powers for non-certificated accounts, in accordance with the Investment Company Act of 1940 and the Issuer's prospectus, and when accompanied by such other documents or consents as may be reasonably required by Trust Company.

2. Registration of Issuance or Transfer

     Stock will be issued, redeemed, surrendered or transferred upon the presentation to Trust Company by the Transfer Agent of cancelled certificates or other appropriate documentation for non-certificated accounts as provided in the Issuer's registration statement. Trust Company as Registrar will not be responsible for the validity of the issuance, redemption, transfer of stock, the genuineness or effectiveness of any endorsement, the authority of the transferor, or the payment of taxes.

3. Trust Company will issue share certificates for shares of the Issuer only upon receipt of a written request from a shareholder. In all other cases, the Issuer authorizes Trust Company to dispense with the issuance and countersignature of share certificates whenever shares are purchased. In such case Trust Company as Transfer Agent shall merely note on its stock registry records the issuance of the shares.

4. Lost Stock Certificates

     Trust Company may register replacement certificates for certificates represented to have been lost, stolen or destroyed upon the fulfillment of such requirements as shall be deemed appropriate by the Trust Company, subject at all times to provisions of law, of the Bylaws of the Issuer governing such matters and of resolutions adopted by the Issuer with respect to lost securities. Trust Company may register new certificates in exchange for and upon the cancellation of mutilated certificates.


                       IV. AS DIVIDEND DISBURSING AGENT


1. Notice of and Payment of Cash Dividends

     Trust Company will perform such duties as Dividend Disbursing Agent as designated on Schedule C. Trust Company will pay cash dividends upon receipt of a certified copy of the Board resolution advising Trust Company of a declaration of dividend and the payment to Trust Company of the necessary funds with which to pay the cash dividend. The Issuer will notify the Trust Company of the date of declaration, the net asset value, the amount payable per share, and the record date for determining the shareholders entitled to payment.

2. Checks and Enclosures

     Trust Company will, at the expense of the Issuer, provide checks for the disbursement of cash dividends in form and size acceptable to the Issuer and suited for use by Trust Company. If an enclosure is to be mailed with the dividend check, the Issuer will, so far as possible, meet the wishes of Trust Company as to form and size of such enclosure.

3. Banking Account for the Payment of Dividends

     Trust Company will maintain a banking account in the name of Trust Company, subject to the regulations of the Banking Department, for the payment of the dividends.

4. Availability of Dividend Funds

     The full amount of the cash dividend must be available to Trust Company in collected funds on or before the payable date.

5.   Unclaimed Funds

     Trust Company shall return to the Issuer all monies deposited and held for the payment of dividends which have not been claimed by the stockholder entitled thereto six months after the dividend payment date without interest. Noting in this section or by reason of any action taken by Trust Company shall relieve the Issuer of its liability for payment of such dividends.

6. Reinvestment Program

     Issuer shall furnish Trust Company with a list of shareholders who have elected to reinvest dividends in additional shares. With respect to those shareholders, Trust Company shall on the designated payment date for the dividend, automatically reinvest all such dividends in additional shares for the benefit of the electing shareholders. In its capacity as Transfer Agent and Registrar Trust Company will issue certificates or credit the accounts of shareholders not holding certificates representing the amount of the dividends reinvested. For the purpose of paying dividends in the form of stock, Issuer shall calculate the net asset value in accordance with the current registration statement and Rule 2a-4 under the Investment Company Act of 1940 and Trust Company shall issue shares or credit accounts in accordance therewith.

                          V. ADMINISTRATIVE SERVICES

In addition to the foregoing, Trust Company, as part of the fee shall perform the following services:

1.   Prepare and mail federal tax information forms to the shareholders.

2.   Mail semi-annual and annual reports of the Issuer to the shareholders.

3.   Prepare annual lists of shareholders.

4. Mail notices of shareholders' meetings, proxies statements, and information statements to the shareholders.

                                  SCHEDULE A

                          TRANSFER AGENT SCHEDULE OF

                              OPTIONAL SERVICES

                             LAUREL TRUST COMPANY


Duties which you hereby elect to have performed by us as Transfer Agent (Place a check by desired duties.)

 1.  Trust Company will receive certificates by mail,                 ____
     messenger, and window delivery in Johnstown, Pennsylvania.

 2.  Trust Company will examine certificate and issue                 ____
     instructions for good order delivery.

 3.  Trust Company will reject certificates and issue                 ____
     instructions to presenter when incomplete and return with letter stating additional requirements.

 4.  Trust Company will establish, maintain, and review stop          ____
     transfer files covering lost and restricted certificates.

 5.  Trust Company will prepare various affidavits required           ____
     to replace lost certificates and forward to the record holder for approval.

 6.  Trust Company will debit each certificate to be                  ____
     cancelled from the shareholder's account.

 7.  Trust Company will issue new certificates in strict              ____
     numerical sequence in accordance with instructions by posting to existing accounts when registrations and tax identification numbers are compatible or by establishing a new account and posting to it.

 8.  Trust Company will authenticate newly issued                     ____
     certificates as Transfer Agent.

 9.  Trust Company will furnish daily reports showing the             ____
     ownership and shares of each certificate cancelled and issued for each corporate stock transfer affected.

10.  When mail is used for delivery of certificates, Trust            ____
     Company will forward certificates in "non-negotiable" form by first-class mail and certificates in "negotiable" form by registered mail all such mail deliveries to be covered while in transit to the addressees by insurance arranged for by Trust Company as agent for the Issuer.

11.  Trust Company will issue, transfer, and split up scrip           ____
     certificates and will issue a certificate representing a full share of stock upon the surrender of scrip certificates representing one full share upon receiving written instructions from an officer of the Issuer and such other documents as Trust Company may deem necessary.

12.  Trust Company will issue and mail subscription                   ____
     warrants, certificates representing stock dividends, exchanges or split-ups or act as conversion agent upon receiving written instructions from an officer of the Issuer, and such other documents as Trust Company may deem necessary.

13.  Trust Company will maintain shareholder accounts, both            ___
     active and inactive, for the current year by: changing
     addresses when notified and preparing Form W-9 to obtain
     shareholders' tax identification numbers if not on file.

14.  Trust Company will provide various utility reports upon          ____
     request such as shareholder lists, etc.

15.  Trust Company will respond as appropriate to                     ____
     correspondence from shareholders.

16.  Trust Company will provide labels for mailings.                  ____
     Labels will be prepared a maximum of one (1) time per quarter as part of the annual fee.

17.  Trust Company will imprint a tabulation card suitable            ____
     for use as a proxy card with shareholder name, address, and shares held and will produce a certified shareholder proxy register upon request.

18.  Trust Company will coordinate preparation of proxy               ____
     material for mailing.

19.  Trust Company will tabulate proxies including examina-           ____
     tion of voted proxy cards, counting of votes by proposition, and preparation of related tabulation reports.

20.  Trust Company will distribute sets of proxy material to          ____
     banks, brokers, and nominees.



                                  SCHEDULE B

                              REGISTRAR SCHEDULE

                              OPTIONAL SERVICES

                             LAUREL TRUST COMPANY


Duties which you hereby elect to have performed by us as Registrar (Place a check by desired duties.)

1.   Trust Company will register scrip certificates and will          ____
     register a certificate representing one full share after having received written instructions from an officer of the Issuer and other such documents as Trust Company may deem necessary.

2.   Trust Company will balance shares cancelled to shares            ____
     issued and reconcile any discrepancy.

3.   Trust Company will insure that each consecutive                  ____
     certificate number is sequentially issued or properly accounted for in accordance with established procedures.

4.   Trust Company will sign each newly issued certificate            ____
     as Registrar.

5.   Trust Company will mail issued certificates in                   ____
     accordance with instructions.





                                  SCHEDULE C

                      DIVIDEND DISBURSING AGENT SCHEDULE

                              OPTIONAL SERVICES

                             LAUREL TRUST COMPANY


Duties which you hereby elect to have performed by us as Dividend
Disbursing Agent (Place a check by desired duties.)

 1.  Trust Company will, if desired, mail an enclosure(s)             ____
     with the dividend check, and the Issuer will, so far as possible, meet the wishes of Trust Company as to form and size of such enclosure.

 2.  Trust Company will provide a dividend check register in          ____
     hard copy.

 3.  Trust Company will reconcile the cash dividend account           ____
     each month.

 4.  Trust Company will prepare stop payment orders and               ____
     replacement checks when originally issued dividend checks are reported lost.

 5.  Trust Company will maintain undeliverable dividend               ____
     checks and stock certificates in safekeeping in accordance with Trust Company procedures.

 6.  Trust Company will prepare and mail Internal Revenue             ____
     Service Form 1099 separately for all active shareholders.

 7.  Trust Company will prepare and mail Internal Revenue             ____
     Service Form 1099 for shareholders whose checks are mailed to permanent dividend addresses and for accounts that were closed during the year.

 8.  Trust Company will prepare and enclose Internal Revenue          ____
     Service Forms 1042 and 1042-S for tax withheld from non-resident aliens.

 9.  Trust Company will prepare and submit, via magnetic              ____
     tape, information required each calendar year by the Internal Revenue Service.

10.  Trust Company will prepare and issue duplicate Internal          ____
     Revenue Service forms for shareholders upon request.


11.  Trust Company will mail a Dividend Reinvestment and              ____
     Stock Purchase Plan Prospectus and Authorization Form to each new shareholder, if appropriate.

     IN WITNESS WHEREOF, the Company and the Custodian have caused this Agreement to be signed by their respective Presidents or Vice Presidents and their corporate seals hereunto duly affixed, and attested by their respective Secretaries or Assistant Secretaries, as of the day and year above written.


                                        NRM INVESTMENT COMPANY



                                        BY:
                                            ------------------------------
                                                     Title:
(SEAL)

Attest:
        ---------------------------

                                        LAUREL TRUST COMPANY



                                        BY:
                                            ------------------------------
                                                     Title:

(SEAL)

Attest:
        ---------------------------

Will Sign            Assistant Vice President

Will Sign            Assistant Vice President

Will Sign            Secretary and Assistant Treasurer

Will Sign            Treasurer and Assistant Secretary